Exhibit 99.2

Exhibit 1
General Motors Company and Subsidiaries
Supplemental Material
(Unaudited)

General Motors Company's (GM) non-GAAP measures include earnings before interest and taxes adjusted for special items, presented net of noncontrolling interests (EBIT-adjusted), earnings per share (EPS)-diluted-adjusted, return on invested capital-adjusted (ROIC-adjusted) and adjusted automotive free cash flow. GM's calculation of these non-GAAP measures may not be comparable to similarly titled measures of other companies due to potential differences between companies in the method of calculation. As a result, the use of these non-GAAP measures has limitations and should not be considered superior to, in isolation from, or as a substitute for, related U.S. GAAP measures. These non-GAAP measures have not been audited or reviewed by GM's independent auditors.

These non-GAAP measures allow management and investors to view operating trends, perform analytical comparisons and benchmark performance between periods and among geographic regions to understand operating performance without regard to items we do not consider a component of our core operating performance. Furthermore, these non-GAAP measures allow investors the opportunity to measure and monitor our performance against our externally communicated targets and evaluate the investment decisions being made by management to improve ROIC-adjusted. Management uses these measures in its financial, investment and operational decision-making processes, for internal reporting and as part of its forecasting and budgeting processes. Further, our Board of Directors uses these and other measures as key metrics to determine management performance under our performance-based compensation plans. For these reasons we believe these non-GAAP measures are useful for our investors.

EBIT-adjusted is used by management and can be used by investors to review GM's consolidated operating results because it excludes automotive interest income, automotive interest expense and income taxes as well as certain additional adjustments that are not considered part of our core operations. Examples of adjustments to EBIT include but are not limited to impairment charges related to goodwill, impairment charges on long-lived assets and other exit costs resulting from strategic shifts in our operations or discrete market and business conditions; costs arising from the ignition switch recall and related legal matters; and certain currency devaluations associated with hyperinflationary economies. For EBIT-adjusted and our other non-GAAP measures, once we have made an adjustment in the current period for an item, we will also adjust the related non-GAAP measure in any future periods in which there is an impact from the item.

EPS-diluted-adjusted is used by management and can be used by investors to review GM's consolidated diluted earnings per share results on a consistent basis. EPS-diluted-adjusted is calculated as net income attributable to common stockholders-diluted less certain adjustments noted above for EBIT-adjusted and gains or losses on the extinguishment of debt obligations on an after-tax basis as well as redemptions of preferred stock and certain income tax adjustments divided by weighted-average common shares outstanding-diluted. Examples of income tax adjustments include the establishment or reversal of significant deferred tax asset valuation allowances.

ROIC-adjusted is used by management and can be used by investors to review GM's investment and capital allocation decisions. GM defines ROIC-adjusted as EBIT-adjusted for the trailing four quarters divided by average net assets, which is considered to be the average equity balances adjusted for average automotive debt and interest liabilities, exclusive of capital leases; average automotive net pension and other postretirement benefits (OPEB) liabilities; and average automotive net income tax assets during the same period.

Adjusted automotive free cash flow is used by management and can be used by investors to review the liquidity of GM's automotive operations and to measure and monitor our performance against our capital allocation program and evaluate our automotive liquidity against the substantial cash requirements of our automotive operations. GM measures adjusted automotive free cash flow as automotive cash flow from operations less capital expenditures adjusted for management actions, primarily related to strengthening its balance sheet, such as prepayments of debt and discretionary contributions to employee benefit plans.

General Motors Company and Subsidiaries
Supplemental Material
(Unaudited)

The following table reconciles segment profit (loss) to Net income attributable to stockholders (dollars in millions):

	Three Months Ended		Years Ended
	December 31, 2016	December 31, 2015	December 31, 2016	December 31, 2015
Operating segments
GM North America (GMNA)	$2,618	$2,771	$12,047	$11,026
GM Europe (GME)	(246)	(298)	(257)	(813)
GM International Operations (GMIO)	316	408	1,135	1,397
GM South America (GMSA)	(65)	(47)	(374)	(622)
General Motors Financial Company, Inc. (GM Financial)(a)	193	167	913	837
Total operating segments(b)	2,816	3,001	13,464	11,825
Corporate and eliminations	(431)	(236)	(934)	(1,011)
EBIT-adjusted	2,385	2,765	12,530	10,814
Special items
Ignition switch recall and related legal matters(c)	(235)	(60)	(300)	(1,785)
Thailand asset impairment(d)	—	—	—	(297)
Venezuela currency devaluation and asset impairment(e)	—	—	—	(720)
Russia exit costs(f)	—	7	—	(438)
Gain on extinguishment of debt	—	449	—	449
Other	—	11	—	41
Total special items	(235)	407	(300)	(2,750)
Automotive interest income	45	39	185	169
Automotive interest expense	(150)	(113)	(572)	(443)
Income tax benefit (expense)(g)	(210)	3,168	(2,416)	1,897
Net income attributable to stockholders	$1,835	$6,266	$9,427	$9,687
__________

(a)	GM Financial amounts represent earnings before income taxes-adjusted.

(b)
GM's automotive operations' interest income and interest expense, Maven, corporate expenditures including autonomous vehicle-related engineering and other costs and certain nonsegment specific revenues and expenses are recorded centrally in Corporate.

(c)
These adjustments were excluded because of the unique events associated with the ignition switch recall. These events included the creation of the ignition switch recall compensation program, as well as various investigations, inquiries, and complaints from various constituents.

(d)	These adjustments were excluded because of the significant restructuring of our Thailand operations and the strategic actions taken to focus on the production of pick-up trucks and SUVs.

(e)
This adjustment was excluded because of the devaluation of the Venezuela Bolivar Fuerte (BsF), our inability to transact at the Complementary System of Foreign Currency Administration (SICAD) rate to obtain U.S. Dollars and the market restrictions imposed by the Venezuelan government.

(f)
These adjustments were excluded because of our decision to exit Russia. The exit costs primarily consisted of sales incentives, dealer restructuring and other contract cancellation costs and asset impairments.

(g) Income tax benefit (expense) includes $(89) million and $153 million in tax effects due to the adjustments in the three months ended December 31, 2016 and 2015 and $(114) million and $(201) million in tax effects due to adjustments in the year ended December 31, 2016 and 2015. In addition, there was an adjustment of $4.0 billion primarily related to the valuation allowance reversal in Europe in the three months ended December 31, 2015.

General Motors Company and Subsidiaries
Supplemental Material
(Unaudited)

The following table reconciles Net income attributable to stockholders under U.S. GAAP to EBIT-adjusted used in the calculation of ROIC-adjusted (dollars in millions):

	Years Ended December 31,
	2016	2015	2014
Net income attributable to stockholders	$9,427	$9,687	$3,949
Income tax expense (benefit)	2,416	(1,897)	228
Gain on extinguishment of debt	—	(449)	(202)
Automotive interest expense	572	443	403
Automotive interest income	(185)	(169)	(211)
Adjustments
Ignition switch recall and related legal matters(a)	300	1,785	400
Recall campaign catch-up adjustment(b)	—	—	874
Thailand asset impairments(c)	—	297	158
Venezuela currency devaluation and asset impairment(d)	—	720	419
Russia exit costs and asset impairment(e)	—	438	245
Goodwill impairment	—	—	120
Other	—	(41)	111
Total adjustments	300	3,199	2,327
EBIT-adjusted	$12,530	$10,814	$6,494
________

(a)
These adjustments were excluded because of the unique events associated with the ignition switch recall. These events included the creation of the ignition switch recall compensation program, as well as various investigations, inquiries, and complaints from various constituents.

(b)	This adjustment was excluded because it resulted from our decision to change the method we use to estimate costs associated with recall campaigns in GMNA.

(c)	These adjustments were excluded because of the significant restructuring of our Thailand operations and the strategic actions taken to focus on the production of pick-up trucks and SUVs.

(d)	This adjustment was excluded because of the devaluation of the BsF, our inability to transact at the SICAD rate to obtain U.S. Dollars and the market restrictions imposed by the Venezuelan government.

(e)
These adjustments were excluded because they were driven by deteriorating market conditions in Russia, which led to asset impairments in 2014 and our decision to exit the Russia market in 2015. The Russia exit costs primarily consisted of sales incentives, dealer restructuring and other contract cancellation costs, and asset impairments.

General Motors Company and Subsidiaries
Supplemental Material
(Unaudited)

The following table reconciles diluted earnings per common share under U.S. GAAP to EPS-diluted-adjusted (dollars in millions):

	Years Ended December 31,
	2016		2015		2014
	Amount	Per Share	Amount	Per Share	Amount	Per Share
Diluted earnings per common share	$9,427	$6.00	$9,686	$5.91	$2,786	$1.65
Adjustments
Gain on extinguishment of debt	—	—	(449)	(0.27)	(202)	(0.12)
Redemption and purchase of Series A preferred stock	—	—	—	—	794	0.47
All other adjustments(a)	300	0.19	3,199	1.95	2,327	1.38
Total adjustments	300	0.19	2,750	1.68	2,919	1.73
Tax effect on adjustments(b)	(114)	(0.07)	(201)	(0.13)	(561)	(0.33)
Tax adjustments(c)	—	—	(4,001)	(2.44)	—	—
EPS-diluted-adjusted	$9,613	$6.12	$8,234	$5.02	$5,144	$3.05
________

(a)	Refer to the reconciliation of Net income attributable to stockholders under U.S. GAAP to EBIT-adjusted on the preceding page for the details of each individual adjustment.

(b)	The tax effect of each adjustment is determined based on the tax laws and valuation allowance status of the jurisdiction in which the adjustment relates.

(c)
These adjustments primarily consist of the tax benefit related to the valuation allowance reversal in Europe. The adjustment was excluded because valuation allowance reversals are not considered part of our core operations.

We define return on equity (ROE) as Net income attributable to stockholders for the trailing four quarters divided by average equity for the same period. Management uses average equity to provide comparable amounts in the calculation of ROE.

The following table summarizes the calculation of ROE (dollars in billions):

	Years Ended December 31,
	2016	2015	2014
Net income attributable to stockholders	$9.4	$9.7	$3.9
Average equity	$43.6	$37.0	$41.3
ROE	21.6%	26.2%	9.6%

The following table summarizes the calculation of ROIC-adjusted (dollars in billions):

	Years Ended December 31,
	2016	2015	2014
EBIT-adjusted(a)	$12.5	$10.8	$6.5
Average equity	$43.6	$37.0	$41.3
Add: Average automotive debt and interest liabilities (excluding capital leases)	10.0	8.1	6.8
Add: Average automotive net pension & OPEB liability	24.5	28.3	26.5
Less: Average automotive net income tax asset	(34.8)	(33.6)	(32.4)
ROIC-adjusted average net assets	$43.3	$39.8	$42.2
ROIC-adjusted	28.9%	27.2%	15.4%
________
(a) Refer to reconciliation of Net Income attributable to stockholders under U.S. GAAP to EBIT-adjusted on the preceding page.

General Motors Company and Subsidiaries
Supplemental Material
(Unaudited)

The following table reconciles Net automotive cash provided by operating activities under U.S. GAAP to adjusted automotive free cash flow (dollars in millions):

	Three Months Ended		Years Ended
	December 31, 2016	December 31, 2015	December 31, 2016	December 31, 2015
Net automotive cash provided by operating activities	$4,300	$2,235	$14,321	$9,979
Capital expenditures	(2,600)	(2,524)	(9,435)	(7,784)
Adjustment – discretionary pension plan contributions	—	—	1,982	—
Adjusted automotive free cash flow	$1,700	$(289)	$6,868	$2,195

For the year ending December 31, 2017 GM expects to continue to generate strong consolidated financial results including improved net sales and revenue, EBIT-adjusted and EBIT-adjusted margins that equal or exceed the corresponding amounts in 2016, ROIC-adjusted of greater than 25%, Automotive operating cash flow of approximately $15 billion, adjusted automotive free cash flow of approximately $6 billion and EPS-diluted and EPS-diluted-adjusted of between $6.00 and $6.50. GM does not consider the potential future impact of adjustments on the expected financial results. The company expects these financial results in part to be driven by favorable shifts in mix for our new or refreshed product launches, including crossovers.

The following table reconciles expected automotive net cash provided by operating activities under U.S. GAAP to expected adjusted automotive free cash flow (dollars in billions):

Year Ending December 31, 2017
Automotive net cash provided by operating activities	$15
Less: expected capital expenditures	(9)
Adjusted automotive free cash flow	$6

General Motors Company and Subsidiaries
Supplemental Material
(Unaudited)

The following tables summarize key financial information by segment (dollars in millions):

	GMNA	GME	GMIO	GMSA	Corporate	Eliminations	Total Automotive	GM Financial	Eliminations	Total
Three Months Ended December 31, 2016
Net sales and revenue	$31,286	$4,415	$3,282	$2,213	$35		$41,231	$2,692	$(5)	$43,918
Expenditures for property	$1,983	$355	$167	$89	$5	$1	$2,600	$36	$—	$2,636
Depreciation and amortization	$1,102	$112	$112	$59	$6	$(2)	$1,389	$1,399	$—	$2,788
Impairment charges	$23	$38	$2	$—	$—	$—	$63	$—	$—	$63
Equity income(a)	$(2)	$—	$524	$—	$1	$—	$523	$42	$—	$565

	GMNA	GME	GMIO	GMSA	Corporate	Eliminations	Total Automotive	GM Financial	Eliminations	Total
Three Months Ended December 31, 2015
Net sales and revenue	$27,671	$4,712	$3,445	$1,881	$39		$37,748	$1,878	$(5)	$39,621
Expenditures for property	$1,913	$368	$108	$135	$5	$(5)	$2,524	$26	$—	$2,550
Depreciation and amortization	$952	$127	$106	$64	$4	$—	$1,253	$801	$—	$2,054
Impairment charges	$20	$24	$11	$—	$—	$—	$55	$—	$—	$55
Equity income(a)	$5	$1	$579	$—	$—	$—	$585	$30	$—	$615

	GMNA	GME	GMIO	GMSA	Corporate	Eliminations	Total Automotive	GM Financial	Eliminations	Total
Year Ended December 31, 2016
Net sales and revenue	$119,022	$18,707	$11,749	$7,223	$148		$156,849	$9,558	$(27)	$166,380
Expenditures for property	$7,333	$1,151	$583	$358	$12	$(2)	$9,435	$107	$—	$9,542
Depreciation and amortization	$4,281	$446	$439	$261	$18	$(5)	$5,440	$4,712	$—	$10,152
Impairment charges	$66	$122	$68	$—	$—	$—	$256	$—	$—	$256
Equity income(a)	$160	$—	$1,970	$—	$1	$—	$2,131	$151	$—	$2,282

	GMNA	GME	GMIO	GMSA	Corporate	Eliminations	Total Automotive	GM Financial	Eliminations	Total
Year Ended December 31, 2015
Net sales and revenue	$106,622	$18,704	$12,626	$7,820	$150		$145,922	$6,454	$(20)	$152,356
Expenditures for property	$5,688	$1,070	$480	$485	$66	$(5)	$7,784	$90	$—	$7,874
Depreciation and amortization	$3,745	$412	$436	$268	$16	$(3)	$4,874	$2,297	$—	$7,171
Impairment charges	$370	$117	$324	$35	$—	$—	$846	$—	$—	$846
Equity income(a)	$20	$2	$2,056	$—	$—	$—	$2,078	$116	$—	$2,194
_________

(a)
Includes automotive China joint ventures equity income of $525 million and $572 million in the three months ended December 31, 2016 and 2015 and $2.0 billion and $2.1 billion in the years ended December 31, 2016 and 2015.

General Motors Company and Subsidiaries
Supplemental Material
(Unaudited)

Vehicle Sales

GM presents both wholesale and retail vehicle sales data to assist in the analysis of its revenue and market share. GM does not currently export vehicles to Cuba, Iran, North Korea, Sudan or Syria. Accordingly, these countries are excluded from industry sales data and corresponding calculations of GM's market share.

Wholesale vehicle sales data, which represents sales directly to dealers and others, including sales to fleet customers, is the measure that correlates to GM's revenue from the sale of vehicles, which is the largest component of Automotive net sales and revenue. Wholesale vehicle sales exclude vehicles sold by joint ventures. In the year ended December 31, 2016 46.3% of GM's wholesale vehicle sales volume was generated outside the U.S. The following table summarizes total wholesale vehicle sales of new vehicles by automotive segment (vehicles in thousands):

	Three Months Ended		Years Ended
	December 31, 2016	December 31, 2015	December 31, 2016	December 31, 2015
GMNA	1,050	913	3,958	3,558
GME	282	280	1,162	1,127
GMIO	153	157	559	588
GMSA	168	168	568	603
Worldwide	1,653	1,518	6,247	5,876

General Motors Company and Subsidiaries
Supplemental Material
(Unaudited)

Retail vehicle sales data, which represents sales to end customers based upon the good faith estimates of management, including sales to fleet customers, does not correlate directly to the revenue GM recognizes during the period. However, retail vehicle sales data is indicative of the underlying demand for GM vehicles. Market share information is based primarily on retail vehicle sales volume. In countries where retail vehicle sales data is not readily available, other data sources such as wholesale or forecast volumes are used to estimate retail vehicle sales to end customers.

Retail vehicle sales data includes all sales by joint ventures on a total vehicle basis, not based on the percentage of ownership in the joint venture. Certain joint venture agreements in China allow for the contractual right to report vehicle sales on non-GM trademarked vehicles by those joint ventures. Retail vehicle sales data includes vehicles used by dealers under courtesy transportation programs and vehicles sold through the dealer registration channel primarily in Europe. This sales channel consists primarily of dealer demonstrator, loaner and self-registered vehicles which are not eligible to be sold as new vehicles after being registered by dealers. Certain fleet sales that are accounted for as operating leases are included in retail vehicle sales at the time of delivery to daily rental car companies. The following table summarizes total retail sales volume, or estimated sales volume where retail sales volume is not available, by geographic region (vehicles in thousands):

	Three Months Ended		Years Ended
	December 31, 2016	December 31, 2015	December 31, 2016	December 31, 2015
United States
Chevrolet - Cars	188	177	736	767
Chevrolet - Trucks	251	239	915	888
Chevrolet - Crossovers	125	113	445	471
Cadillac	51	50	170	175
Buick	60	55	230	223
GMC	155	149	547	558
Total United States	830	783	3,043	3,082
Canada, Mexico and Other	171	144	587	531
Total North America	1,001	927	3,630	3,613
Europe
Opel/Vauxhall	264	262	1,159	1,113
Chevrolet(a)	12	13	48	63
Total Europe	276	275	1,207	1,176
Asia/Pacific, Middle East and Africa(b)
Chevrolet	319	326	987	1,174
Wuling	384	406	1,352	1,519
Buick	339	350	1,183	1,035
Baojun	277	195	755	499
Cadillac	44	27	124	87
Other	45	55	186	211
Total Asia/Pacific, Middle East and Africa(b)	1,408	1,359	4,587	4,525
South America(c)	162	160	584	645
Total Worldwide	2,847	2,721	10,008	9,959
_______
(a) Includes Buick, Cadillac, GMC and Daewoo sales.
(b) China is wholesale data.
(c) Primarily Chevrolet.

General Motors Company and Subsidiaries
Supplemental Material
(Unaudited)

The wholesale vehicle sales at GM's China joint ventures presented in the following table are included in GM's retail vehicle sales on the preceding page (vehicles in thousands):

	Three Months Ended		Years Ended
	December 31, 2016	December 31, 2015	December 31, 2016	December 31, 2015
SAIC General Motors Sales Co., Ltd.	563	553	1,806	1,711
SAIC GM Wuling Automobile Co., Ltd. and FAW-GM Light Duty Commercial Vehicle Co., Ltd.	661	601	2,108	2,019

	Three Months Ended		Years Ended
	December 31, 2016	December 31, 2015	December 31, 2016	December 31, 2015
Market Share
United States - Cars	13.9%	12.4%	12.9%	12.4%
United States - Trucks	26.2%	25.0%	24.2%	24.6%
United States - Crossovers	15.9%	15.9%	15.0%	16.9%
Total United States	18.4%	17.3%	17.0%	17.3%
Total North America	18.0%	16.9%	16.6%	16.8%
Total Europe	5.6%	5.7%	6.0%	6.1%
Total Asia/Pacific, Middle East and Africa	10.5%	10.7%	9.7%	10.2%
Total South America	16.8%	15.9%	15.9%	15.4%
Total Worldwide	11.5%	11.4%	10.8%	11.1%

United States fleet sales as a percentage of retail vehicle sales	21.0%	19.7%	19.6%	22.0%

North America Capacity Two Shift Utilization	113.2%	102.2%	108.3%	105.0%

General Motors Company and Subsidiaries
Combining Income Statement Information
(In millions) (Unaudited)

	Year Ended December 31, 2016				Year Ended December 31, 2015
	Automotive	GM Financial	Eliminations	Combined	Automotive	GM Financial	Eliminations	Combined
Net sales and revenue
Automotive	$156,849	$—	$—	$156,849	$145,922	$—	$—	$145,922
GM Financial	—	9,558	(27)	9,531	—	6,454	(20)	6,434
Total net sales and revenue	156,849	9,558	(27)	166,380	145,922	6,454	(20)	152,356
Costs and expenses
Automotive cost of sales	136,342	—	(9)	136,333	128,331	—	(10)	128,321
GM Financial interest, operating and other expenses	—	8,796	(4)	8,792	—	5,733	—	5,733
Automotive selling, general and administrative expense	11,710	—	—	11,710	13,405	—	—	13,405
Total costs and expenses	148,052	8,796	(13)	156,835	141,736	5,733	(10)	147,459
Operating income	8,797	762	(14)	9,545	4,186	721	(10)	4,897
Automotive interest expense	590	—	(18)	572	453	—	(10)	443
Interest income and other non-operating income, net	433	—	(4)	429	621	—	—	621
Gain on extinguishment of debt	—	—	—	—	449	—	—	449
Equity income	2,131	151	—	2,282	2,078	116	—	2,194
Income before income taxes	10,771	913	—	11,684	6,881	837	—	7,718
Income tax expense (benefit)	2,331	85	—	2,416	(1,976)	79	—	(1,897)
Net income	8,440	828	—	9,268	8,857	758	—	9,615
Net loss attributable to noncontrolling interests	159	—	—	159	72	—	—	72
Net income attributable to stockholders	$8,599	$828	$—	$9,427	$8,929	$758	$—	$9,687

General Motors Company and Subsidiaries
Basic and Diluted Earnings per Share
(Unaudited)

The following table summarizes basic and diluted earnings per share (in millions, except per share amounts):

	Three Months Ended		Years Ended
	December 31, 2016	December 31, 2015	December 31, 2016	December 31, 2015
Basic earnings per share
Net income attributable to stockholders	$1,835	$6,266	$9,427	$9,687
Weighted-average common shares outstanding	1,516	1,553	1,540	1,586
Basic earnings per common share	$1.21	$4.03	$6.12	$6.11
Diluted earnings per share
Net income attributable to common stockholders – diluted	$1,835	$6,266	$9,427	$9,686
Weighted-average common shares outstanding – diluted	1,546	1,597	1,570	1,640
Diluted earnings per common share	$1.19	$3.92	$6.00	$5.91

General Motors Company and Subsidiaries
Combining Balance Sheet Information
(In millions, except per share amounts) (Unaudited)

	December 31, 2016				December 31, 2015
	Automotive	GM Financial	Eliminations	Combined	Automotive	GM Financial	Eliminations	Combined
ASSETS
Current Assets
Cash and cash equivalents	$9,759	$3,201	$—	$12,960	$12,177	$3,061	$—	$15,238
Marketable securities	11,841	—	—	11,841	8,163	—	—	8,163
Accounts and notes receivable, net(a)	9,553	996	(911)	9,638	8,590	681	(934)	8,337
GM Financial receivables, net(b)	—	22,466	(401)	22,065	—	18,281	(230)	18,051
Inventories	13,788	—	—	13,788	13,764	—	—	13,764
Equipment on operating leases, net	1,896	—	—	1,896	2,783	—	—	2,783
Other current assets	1,730	2,285	—	4,015	1,332	1,740	—	3,072
Total current assets	48,567	28,948	(1,312)	76,203	46,809	23,763	(1,164)	69,408
Non-current Assets
GM Financial receivables, net	—	20,724	—	20,724	—	18,500	—	18,500
Equity in net assets of nonconsolidated affiliates	8,052	944	—	8,996	8,215	986	—	9,201
Property, net	35,541	279	—	35,820	31,010	219	—	31,229
Goodwill and intangible assets, net	4,881	1,378	—	6,259	4,558	1,389	—	5,947
GM Financial equipment on operating leases, net	—	34,526	—	34,526	—	20,172	—	20,172
Deferred income taxes(c)	34,819	273	—	35,092	36,635	225	—	36,860
Other assets	3,195	875	—	4,070	2,194	827	—	3,021
Total non-current assets	86,488	58,999	—	145,487	82,612	42,318	—	124,930
Total Assets	$135,055	$87,947	$(1,312)	$221,690	$129,421	$66,081	$(1,164)	$194,338
LIABILITIES AND EQUITY
Current Liabilities
Accounts payable (principally trade)(a)	$26,942	$793	$(774)	$26,961	$24,093	$740	$(771)	$24,062
Short-term debt and current portion of long-term debt
Automotive(a)(b)	1,705	—	(538)	1,167	1,209	—	(392)	817
GM Financial	—	27,861	—	27,861	—	18,745	—	18,745
Accrued liabilities(c)	26,376	2,816	—	29,192	26,043	1,550	—	27,593
Total current liabilities	55,023	31,470	(1,312)	85,181	51,345	21,035	(1,163)	71,217
Non-current Liabilities
Long-term debt
Automotive	9,585	—	—	9,585	7,948	—	—	7,948
GM Financial	—	46,015	—	46,015	—	35,601	—	35,601
Postretirement benefits other than pensions	5,803	—	—	5,803	5,685	—	—	5,685
Pensions	17,836	115	—	17,951	20,804	107	—	20,911
Other liabilities(c)	11,760	1,320	—	13,080	11,627	1,027	(1)	12,653
Total non-current liabilities	44,984	47,450	—	92,434	46,064	36,735	(1)	82,798
Total Liabilities	100,007	78,920	(1,312)	177,615	97,409	57,770	(1,164)	154,015
Commitments and contingencies
Equity
Common stock, $0.01 par value	15	—	—	15	15	—	—	15
Additional paid-in capital	26,982	1	—	26,983	27,606	1	—	27,607
Retained earnings	15,903	10,265	—	26,168	10,870	9,415	—	20,285
Accumulated other comprehensive loss	(8,091)	(1,239)	—	(9,330)	(6,931)	(1,105)	—	(8,036)
Total stockholders’ equity	34,809	9,027	—	43,836	31,560	8,311	—	39,871
Noncontrolling interests	239	—	—	239	452	—	—	452
Total Equity	35,048	9,027	—	44,075	32,012	8,311	—	40,323
Total Liabilities and Equity	$135,055	$87,947	$(1,312)	$221,690	$129,421	$66,081	$(1,164)	$194,338
_________

(a)
Eliminations include Automotive accounts receivable of $396 million offset by GM Financial accounts payable, GM Financial accounts receivable of $373 million offset by Automotive accounts payable and GM Financial notes receivable of $137 million offset by loans to Automotive at December 31, 2016 and Automotive accounts receivable of $358 million offset by GM Financial accounts payable, GM Financial accounts receivable of $409 million offset by Automotive accounts payable and GM Financial notes receivable of $163 million offset by loans to Automotive at December 31, 2015.

(b)	Eliminations include GM Financial receivables of $401 million and $230 million offset by loans to Automotive at December 31, 2016 and December 31, 2015.

(c)	As a result of GM's adoption of Accounting Standards Update (ASU) 2015-17, "Balance Sheet Classification of Deferred Taxes" certain prior year amounts have been reclassified.

General Motors Company and Subsidiaries
Combining Cash Flow Information
(In millions) (Unaudited)

	Year Ended December 31, 2016				Year Ended December 31, 2015
	Automotive	GM Financial	Reclassification (a)	Combined	Automotive	GM Financial	Reclassification (a)	Combined
Cash flows from operating activities
Net income	$8,440	$828	$—	$9,268	$8,857	$758	$—	$9,615
Depreciation, amortization and impairment charges	5,696	4,712	—	10,408	5,720	2,297	—	8,017
Foreign currency remeasurement and transaction losses	345	13	—	358	813	16	—	829
Undistributed earnings of nonconsolidated affiliates, net	7	(22)	—	(15)	(31)	(116)	—	(147)
Pension contributions and OPEB payments	(3,462)	(3)	—	(3,465)	(1,597)	(3)	—	(1,600)
Pension and OPEB (income) expense, net	(558)	5	—	(553)	316	5	—	321
Gains on extinguishment of debt	—	—	—	—	(449)	—	—	(449)
Provision (benefit) for deferred taxes	1,926	(40)	—	1,886	(2,763)	6	—	(2,757)
Change in other operating assets and liabilities(a)(b)	2,417	(132)	(2,723)	(438)	(805)	(96)	(1,124)	(2,025)
Other operating activities(b)	(490)	(414)	—	(904)	(82)	(31)	—	(113)
Net cash provided by operating activities	14,321	4,947	(2,723)	16,545	9,979	2,836	(1,124)	11,691
Cash flows from investing activities
Expenditures for property	(9,435)	(107)	—	(9,542)	(7,784)	(90)	—	(7,874)
Available-for-sale marketable securities, acquisitions	(15,182)	—	—	(15,182)	(8,113)	—	—	(8,113)
Trading marketable securities, acquisitions	(262)	—	—	(262)	(1,250)	—	—	(1,250)
Available-for-sale marketable securities, liquidations	10,871	—	—	10,871	8,463	—	—	8,463
Trading marketable securities, liquidations	872	—	—	872	1,758	—	—	1,758
Acquisition of companies/investments, net of cash acquired	(809)	—	—	(809)	(4)	(924)	—	(928)
Purchases of finance receivables, net(a)	—	(20,592)	2,723	(17,869)	—	(18,619)	1,124	(17,495)
Principal collections and recoveries on finance receivables	—	13,172	—	13,172	—	11,726	—	11,726
Purchases of leased vehicles, net	—	(19,624)	—	(19,624)	—	(15,158)	—	(15,158)
Proceeds from termination of leased vehicles	—	2,557	—	2,557	—	1,096	—	1,096
Other investing activities(b)	180	(7)	—	173	78	(13)	—	65
Net cash used in investing activities	(13,765)	(24,601)	2,723	(35,643)	(6,852)	(21,982)	1,124	(27,710)
Cash flows from financing activities
Net increase (decrease) in short-term debt	18	780	—	798	(19)	1,147	—	1,128
Proceeds from issuance of debt (original maturities greater than three months)	2,438	42,703	—	45,141	317	35,362	—	35,679
Payments on debt (original maturities greater than three months)	(712)	(23,103)	—	(23,815)	(369)	(16,887)	—	(17,256)
Payments to purchase stock	(2,500)	—	—	(2,500)	(3,520)	—	—	(3,520)
Dividends paid (including charge related to redemption of Series A Preferred Stock)	(2,368)	—	—	(2,368)	(2,242)	—	—	(2,242)
Other financing activities	29	(146)	—	(117)	51	(154)	—	(103)
Net cash provided by (used in) financing activities	(3,095)	20,234	—	17,139	(5,782)	19,468	—	13,686
Effect of exchange rate changes on cash,cash equivalents and restricted cash	(172)	(41)	—	(213)	(1,229)	(295)	—	(1,524)
Net transactions with Automotive/GM Financial(c)	179	(179)	—	—	113	(113)	—	—
Net increase (decrease) in cash, cash equivalents and restricted cash	(2,532)	360	—	(2,172)	(3,771)	(86)	—	(3,857)
Cash, cash equivalents and restricted cash at beginning of period(b)	12,390	4,942	—	17,332	16,161	5,028	—	21,189
Cash, cash equivalents and restricted cash at end of period	$9,858	$5,302	$—	$15,160	$12,390	$4,942	$—	$17,332
_________

(a)	Reclassification of purchases/collections of wholesale finance receivables resulting from vehicles sold by GM to dealers that have arranged their inventory floor plan financing through GM Financial.

(b)	As a result of GM's adoption of Accounting Standards Update (ASU) 2016-18, "Statement of Cash Flows (Topic 230): Restricted Cash" certain prior year amounts have been reclassified.

(c)
Amounts loaned from GM Financial to Automotive for commercial loans to dealers we consolidate, and Automotive's capital contribution to GM Financial to fund the acquisition of its equity interest in SAIC-GMAC.